                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                 Alliance Variable Products Series Fund, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

[LOGO OF ALLIANCE CAPITAL]


                 Alliance Variable Products Series Fund, Inc.

                        --Quasar Portfolio
                        --Premier Growth Portfolio

-------------------------------------------------------------------------------

1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672
-------------------------------------------------------------------------------

                NOTICE OF JOINT SPECIAL MEETING OF STOCKHOLDERS
                               December 12, 2000

  To the Stockholders of Alliance Variable Products Series Fund, Inc.--Quasar Portfolio ("Quasar Portfolio") and Alliance Variable Products Series Fund, Inc.--Premier Growth Portfolio ("Premier Growth Portfolio"):

  Notice is hereby given that a Joint Special Meeting of Stockholders (the "Meeting") of Quasar Portfolio and Premier Growth Portfolio (each a "Portfolio"), each a series of Alliance Variable Products Series Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Tuesday, December 12, 2000 at 11:00 a.m., to consider and vote the following, all of which are more fully described in the accompanying Proxy Statement dated November 3, 2000:

    1. To approve an amendment of Quasar Portfolio's fundamental policy to permit the Portfolio to engage in securities lending to the extent permitted by the Investment Company Act of 1940, as amended;

    2. To approve an amendment of Quasar Portfolio's fundamental policy to permit the Portfolio to purchase and sell financial forward and futures contracts and options thereon;

    3. To approve an amendment of Premier Growth Portfolio's fundamental policy relating to the Portfolio's investment in U.S. Companies; and

    4. To transact such other business as may properly come before the Meeting.

  The Board of Directors of the Fund has fixed the close of business on October 20, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.

  The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund. Each stockholder who does not expect to attend the Meeting in person is requested to complete, date, sign and promptly return the enclosed proxy card.

  The Board of Directors of the Fund recommends approval of all the proposals.

                                   By Order of the Board of Directors,

                                   Edmund P. Bergan, Jr.
                                    Secretary

New York, New York
November 3, 2000

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

  Please indicate your voting instructions on the enclosed card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. Your vote is very important no matter how many shares you own. Please mark and mail your card promptly in order to save any additional cost of further solicitation.

--------------------------------------------------------------------------------
(R) This registered service mark used under license from the owner, Alliance Capital Management L.P.

                                PROXY STATEMENT

                 ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
                               Quasar Portfolio
                           Premier Growth Portfolio

                          1345 Avenue of the Americas
                           New York, New York 10105

                            -----------------------

                     JOINT SPECIAL MEETING OF STOCKHOLDERS
                               December 12, 2000

                            -----------------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alliance Variable Products Series Fund, Inc., a Maryland corporation (the "Fund"), for Quasar Portfolio ("Quasar Portfolio") and Premier Growth Portfolio ("Premier Growth Portfolio"), each a series of the Fund (each a "Portfolio" and collectively the "Portfolios"), to be voted at the Joint Special Meeting of Stockholders of the Portfolios (the "Meeting"), to be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Tuesday, December 12, 2000 at 11:00 a.m. Instructions will be solicited primarily by mail and may also be made by telephone. Solicitation costs will be borne by Alliance Capital Management L.P., the Portfolios' investment adviser ("Alliance").

  The Board of Directors of the Fund has fixed the close of business on October 20, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof (the "Record Date"). The outstanding voting shares of Quasar Portfolio and Premier Growth Portfolio as of the Record Date consisted of 18,221,723 and 75,888,508 shares of common stock, respectively, representing two classes of shares for each portfolio, each share being entitled to one vote. As of the Record Date, participating insurance companies, on behalf of their separate accounts, were stockholders of record of each Portfolio. The insurance companies will vote shares of each Portfolio held by them in accordance with voting instructions received from contract owners for whose accounts the shares are held.

  Contract owners have voting rights in relation to the account value maintained in the participating insurance company sub-accounts. You do not have voting rights in relation to account value maintained in any fixed allocations or in relation to fixed or adjustable annuity payments. The participating insurance companies will vote the shares of each Portfolio in the manner directed by contract owners. Contract owners give instructions equal to the number of shares represented by the sub-account units attributable to their annuity. The insurance company will vote the shares attributable to assets held in the sub-accounts solely for the participating insurance company rather than on behalf of contract owners, or any shares as to which they have not received voting instructions, in the same manner and proportion as the shares for which they have received voting instructions. For proxies received with no instructions on how to vote, the insurance company will vote those shares FOR the proposals. The participating insurance companies will provide contract owners with instruction cards to enable them to provide voting instructions to the insurance company.

  All properly executed and timely received proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the approval of an amendment to Quasar Portfolio's fundamental policy to permit the lending of securities to the extent permitted by the Investment Company Act of 1940, as amended (the "1940 Act") (Proposal One), for the approval of an amendment to Quasar Portfolio's fundamental policy to permit the Portfolio to purchase and sell financial forward and futures contracts and options thereon (Proposal Two), and for the approval an amendment to Premier Growth Portfolio's fundamental policy relating to the Portfolio's investment in U.S. Companies (Proposal Three). (These proposals are referred to individually as a "Proposal" and collectively as the "Proposals".) Any stockholder may revoke that stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting.

  Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an "abstention"). Abstentions will be considered present for purposes of determining the existence of a quorum for the transaction of business, but will have no effect on the outcome of the Proposals. If any proposal, other than the Proposals, properly comes before the Meeting, the shares represented by proxies will be voted on all such proposals in the discretion of the person or persons voting the proxies. The Fund has not received notice of, and is not otherwise aware of, any other matter to be presented at the Meeting.

  A quorum for the Meeting will consist of the presence in person or by proxy of the holders of one third of the shares entitled to vote for each Portfolio at the Meeting. Whether or not a quorum is present at the Meeting, if sufficient votes in favor of the position recommended by the Board of Directors on any Proposal are not timely received, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting to permit further solicitation of proxies. The Meeting may be adjourned with respect to fewer than all the Proposals in the Proxy Statement and a stockholder vote may be taken on any one or more of the Proposals prior to any adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote contrary to the position recommended by the Board of Directors on a Proposal will be voted against adjournment as to that Proposal.

  The Fund has engaged Shareholder Communications Corporation ("SCC"), 17 State Street, New York, New York 10004, to assist the Portfolios in soliciting proxies for the Meeting. SCC will receive a fee of approximately $2,500 for its services plus reimbursement of out-of-pocket expenses.

  The following table summarizes the Proposals on which stockholders are being asked to vote. Stockholders of each Portfolio voting separately by Portfolio will vote on the Proposals, as applicable.


PROPOSAL             BRIEF DESCRIPTION OF PROPOSAL
--------    ------------------------------------------------
Proposal 1  For Quasar Portfolio, approval of a proposal to
            amend a fundamental policy to permit securities
            lending to the extent permitted by the 1940 Act.

Proposal 2  For Quasar Portfolio, approval of a proposal to
            amend a fundamental policy to permit the Portfolio to purchase and sell financial forward and futures contracts and options thereon.

Proposal 3  For Premier Growth Portfolio, approval of a
            proposal to amend the fundamental investment policy of the Portfolio relating to investments in U.S. companies.

                                  PROPOSAL ONE

                             APPROVAL OF A PROPOSAL
                         TO AMEND A FUNDAMENTAL POLICY
                        TO PERMIT LENDING TO THE EXTENT
                           PERMITTED BY THE 1940 ACT
                               (Quasar Portfolio)

  The fundamental policies of Quasar Portfolio currently do not permit lending. Under its current policy, the Portfolio may not make loans with certain exceptions for the purchase of debt obligations. At its September 7, 2000 Special Meeting, Alliance informed the Directors that it was developing, for the Director's consideration, proposed securities lending arrangements for many Alliance Mutual Funds, including the Portfolio. Alliance noted that the proposed arrangements would enable each participating fund to earn incremental investment income through the lending of a portion of the fund's portfolio securities on terms designed to avoid any impingement of the fund's ongoing investment process. Alliance stated that in anticipation of these recommendations, it was recommending the revision of the Portfolio's fundamental investment restrictions generally prohibiting the Portfolio from engaging in securities lending. At the September 7, 2000 Special Meeting, the Board of Directors of the Fund approved Alliance's recommendation that this fundamental policy be revised to permit the Portfolio to engage in securities lending to the extent permitted by the 1940 Act. The Board further resolved to recommend this change to the Portfolio's stockholders for their approval.

  In recommending this change, Alliance informed the Board that this absolute prohibition was not required by the 1940 Act. Alliance noted that this restriction was required by state "blue sky" laws that were nullified by the federal preemption of state regulation of mutual fund prospectuses passed by Congress in 1996. Alliance noted that in order to ensure that the Portfolio can continue to compete with newer funds created after federal preemption that are not so constrained as well as older funds that changed their lending policies to permit securities lending, it was recommending that this fundamental policy be revised so as to provide the Portfolio with essentially the same investment flexibility to engage in securities lending as is possessed by the majority of the Alliance Mutual Funds, which are permitted to engage in securities lending to the extent permitted by the 1940 Act.

  The proposed policy would provide as follows:

    The Portfolio may not make loans to other persons, except that the Portfolio may lend portfolio securities in accordance with applicable law. The acquisition of investment securities or other investment instruments shall not be deemed the making of a loan.

  If the Proposal is approved by the stockholders of the Portfolio, the Portfolio would, as currently permitted, be able to lend portfolio securities up to a maximum in value of 33 1/3% of its total assets (including collateral for any security loaned). The Portfolio would lend securities only on a fully collateralized basis and only to borrowers deemed by Alliance to be of sound financial standing. While any such loan is outstanding, it would be secured by collateral in the form of cash or securities issued or guaranteed by the U.S. Government, equal at all times to at least 100% of the current market value of the loaned securities plus, if applicable, accrued interest. All such loans could be terminated at any time by either the Portfolio (entitling the Portfolio to the return of the loaned securities at the end of the customary settlement period for the type of securities loaned) or the borrower. It is currently expected that the transactions would be structured so that the Portfolio would retain rights of ownership of the loaned securities, including rights to dividends, interest or other distributions on the loaned securities. Voting rights would pass with the lending, although the Portfolio would be able to call loans to vote proxies if desired.

  Approval of this Proposal requires the affirmative vote of "a majority of the outstanding voting securities" as defined by the 1940 Act, which means the lesser of (i) 67% or more of the voting securities of the Portfolio present or represented at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or
(ii) more than 50% of the outstanding voting securities of the Portfolio ("1940 Act Majority"). If the stockholders of the Portfolio do not approve the amendment to the Portfolio's fundamental policy to permit lending to the extent permitted by the 1940 Act, the Portfolio's policy will remain unchanged.

  The Board of Directors of the Fund recommends that the stockholders of the Portfolio vote "FOR" the approval of Proposal One.

                                  PROPOSAL TWO

                             APPROVAL OF A PROPOSAL
                         TO AMEND A FUNDAMENTAL POLICY
                  TO PERMIT THE PORTFOLIO TO PURCHASE AND SELL
                    FINANCIAL FORWARD AND FUTURES CONTRACTS
                              AND OPTIONS THEREON
                               (Quasar Portfolio)

  At its September 7, 2000, Special Meeting, the Board of Directors of the Fund considered and approved Alliance's recommendation that the Portfolio's fundamental policies be amended to permit the use of stock index futures and options thereon for hedging purposes.

  In making its recommendation, Alliance noted that the Portfolio since inception has had a fundamental policy against investment in commodities or commodity contracts. Alliance noted that this policy was typical of a time when financial commodities, e.g., financial forward and futures contracts and options thereon, had yet to attain their later significance as investment tools. As a result of this restriction, Alliance noted, index futures are currently unavailable to the Portfolio.

  In making this recommendation, Alliance stated its belief that, as the use of these instruments has become more prevalent in the marketplace, the Portfolio's inability to use, at least for hedging purposes, financial commodities including stock index futures and options thereon places the Portfolio at a competitive disadvantage. As a result, Alliance considered it in the best interests of the Portfolio and its stockholders to obtain stockholder action appropriately amending the investment policy and installing a more permissive non-fundamental investment policy.

  The proposal would amend the current fundamental policy regarding the Portfolio's investments in commodities or commodity contracts to permit the use of financial forwards and futures contracts and options thereon. In addition, the Proposal would add a new non-fundamental policy limiting the use of financial forwards and futures contracts and options thereon as described below.

  The proposed non-fundamental investment policy would provide that the Portfolio may utilize financial forward and futures contracts and options thereon only for hedging purposes. In addition, the Portfolio would not enter into any futures contracts or options on futures contracts if immediately thereafter the market values of the outstanding futures contracts of the Portfolio and the futures contracts subject to outstanding options written by the Portfolio would exceed 50% of its total assets. The Portfolio would not purchase or sell a stock index futures contract if immediately thereafter more than 30% of its total assets would be hedged with stock index futures. Finally, the Portfolio would not purchase or sell a stock index future contract if, immediately thereafter, the sum of the amount of margin deposits on the Portfolio's existing futures positions would exceed 5% of the market value of the Portfolio's total assets. In connection with its purchase of stock index futures contracts, the Portfolio would deposit in a segregated account with the Portfolio's custodian an amount of liquid assets equal to the market value of the futures contracts less any amounts maintained in a margin account with the Portfolio's broker.

  Including a new policy regarding financial forwards and futures contracts and options thereon as a non-fundamental policy will allow the Portfolio to respond competitively to regulatory and industry practice without the expense or delay of a stockholder vote. A subsequent amendment to a non-fundamental policy requires the approval of the Fund's Board of Directors. The proposed revised fundamental policy and the proposed non-fundamental policy would provide as follows:

    Fundamental: It is a fundamental policy of the Portfolio not to purchase or sell commodities or commodity contracts, except financial forward and futures contracts and options on such contracts.

    Non-fundamental: It is a non-fundamental policy of the Portfolio that:
  (i) the Portfolio utilize futures and options thereon only for hedging purposes, (ii) the Portfolio will not enter into any futures contracts or options on futures contracts if immediately thereafter the market values of the outstanding futures contracts of the Portfolio and the futures contracts subject to outstanding options written by the Portfolio would exceed 50% of its total assets, (iii) the Portfolio will not purchase or sell a stock index future if immediately thereafter more than 30% of its total assets would be hedged by stock index futures, and (iv) the Portfolio will not purchase or sell a stock index future if, immediately thereafter, the sum of the amount of margin deposit on the Portfolio's existing futures positions would exceed 5% of the market value of the Portfolio's total assets.

  Based upon Alliance's presentation, the Board of Directors of the Fund concluded that the proposed amendment to the Portfolio's fundamental investment policy to permit the use of financial forward and futures contracts and the adoption of the non-fundamental investment policy would be in the best interests of the Portfolio and its stockholders. The Board further resolved to recommend this change to the Portfolio's stockholders for their approval. Adoption of this change is not expected to materially change the operation of the Portfolio.

  Approval of this Proposal requires the affirmative vote of the holders of a 1940 Act Majority. If the stockholders of the Portfolio do not approve the proposed policy, the Portfolio's current policy will remain unchanged.

  The Board of Directors of the Fund recommends that the stockholders of the Portfolio vote "FOR" the approval of Proposal Two.

                                PROPOSAL THREE

                        APPROVAL OF A PROPOSAL TO AMEND
              THE FUNDAMENTAL INVESTMENT POLICY OF THE PORTFOLIO
                   RELATING TO INVESTMENTS IN U.S. COMPANIES
                          (Premier Growth Portfolio)

  Premier Growth Portfolio currently has a fundamental policy to invest at least 85% of its total assets in equity securities of "U.S. Companies". A "U.S. Company" is defined as a company that (i) is organized under United States law, (ii) has its principal office in the United States, and (iii) issues equity securities that are traded principally in the United States. At a meeting on September 26, 2000, the Board of Directors of the Fund approved Alliance's recommendation to (i) reduce the 85% limitation to 80% (ii) remove the definition of "U.S. Company", and in lieu of defining U.S. Company, adopt a new definition of "Non-U.S. Company" for the purposes of the policy. The Board further resolved to recommend these changes to the Portfolio's stockholders for their approval.

  In recommending these changes, Alliance advised the Board that in recent years many companies had become more global in nature, expanding their business and markets outside the United States. At the same time, many of these companies continue to have a very significant business presence in the United States and continue to issue securities that trade predominately in the United States. Alliance advised the Board that in order to enable the Portfolio to continue to invest in the same companies as it has in the past, the definition of "U.S. Company" should be removed and, instead, Alliance proposed that the Directors adopt a new definition of "Non-U.S. Company" to be applicable to the Portfolio.

  Under this new definition, a "Non-U.S. Company" would be a company that (i) is organized outside the United States, (ii) has its principal place of business outside the United States, and (iii) issues securities that are traded principally on a stock exchange in a foreign country. Companies that did not fall within the definition of "Non-U.S.

Company" would be considered to be U.S. Companies for purposes of the Portfolio's fundamental policy. Alliance advised the Directors that, as a result of these proposals, if approved, a company that was either organized or had a principal place of business outside the United States, but which issued securities principally traded in the United States, would be considered to be a U.S. company.

  In addition, Alliance advised the Board that it was recommending that the current fundamental requirement that the Portfolio invest at least 85% of its total assets in U.S. Companies be reduced to 80% to allow the Portfolio additional flexibility in managing the Portfolio. Alliance informed the Directors it was recommending this additional change because there are some companies in which the Portfolio has invested in the past that will be considered to be "Non-U.S. Companies" even under the proposed revised definition. This increased latitude will allow the Portfolio to continue to invest in the same companies as it has in the past. Alliance advised the Board that it did not expect that this change would significantly affect the management of the Portfolio.

        Current Policy                                 Proposed Policy
-------------------------------                -------------------------------
The Portfolio normally invests                 The Portfolio invests at least
at least 85% of its total                      80% of its total assets in
assets in the equity securities                equity securities of U.S.
of U.S. companies. A U.S.                      Companies. A "Non-U.S. Company"
company is a company that is                   is a company that (i) is
organized under United States                  organized outside the United
law, has its principal office                  States, (ii) has its principal
in the United States and issues                place of business outside the
equity securities that are                     United States, and (iii) issues
traded principally in the                      securities that are traded
United States.                                 principally in a foreign
                                               country. Companies that did not
                                               fall within the definition of
                                               "Non-U.S. Company" would be
                                               considered U.S. Companies for
                                               purposes of the Portfolio's
                                               fundamental policy.

  Approval of this Proposal requires the affirmative vote of the holders of a 1940 Act Majority. If the stockholders of the Portfolio do not approve the amendment to the Portfolio's fundamental policy relating to its investment in U.S. Companies, the policy will remain unchanged.

  The Board of Directors of the Fund recommends that the stockholders of the Portfolio vote "FOR" the approval of Proposal Three.

                INFORMATION AS TO THE FUND'S PRINCIPAL OFFICERS

  The principal officers of the Fund and their principal occupations during the past five years are as follows:

  John D. Carifa, Chairman and President, 55, President, Chief Operating Officer and a Director of Alliance Capital Management Corporation, the general partner of Alliance ("ACMC"), which he has been associated with since prior to 1995.

  Kathleen A. Corbet, Senior Vice President, 40, is an Executive Vice President of ACMC, with which she has been associated since prior to 1995.

  Alfred L. Harrison, Senior Vice President, 62, is a Vice Chairman of ACMC, with which he has been associated since prior to 1995.

  Nelson R. Jantzen, Senior Vice President, 55, is a Chairman of ACMC, with which he has been associated since prior to 1995.

  Wayne D. Lyski, Senior Vice President, 58, is an Executive Vice President of ACMC, with which he has been associated since prior to 1995.

  Raymond J. Papera, Senior Vice President, 44, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Andrew M. Aran, Senior Vice President, 42, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Peter Anastos, Senior Vice President, 57, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Bruce Aronow, Vice President, 33, Vice President of ACMC, with which he has been associated since 1999. Prior thereto, he was a Vice President at INVESCO since 1998, a Vice President at LGT Capital Management since 1996 and a Vice President at Chancellor Capital Management prior to 1995.

  Edward Baker, Vice President, 49, is a Senior Vice President and Chief Investment Officer--Emerging Markets of ACMC, with which he has been associated since May 1995. Prior thereto, he was a Senior Vice President of BARRA, Inc. since prior to 1995.

  Thomas J. Bardong, Vice President, 55, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Sandra Yeager, Vice President, 35, is a Senior Vice President of ACMC, with which she has been associated since prior to 1995.

  Matthew Bloom, Vice President, 43, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Mark H. Breedon, Senior Vice President, 47, has been a Vice President of ACMC and a Director and Vice President of Alliance Capital Management Limited since prior to 1995.

  Russel Brody, Vice President, 32, is a Vice President of ACMC, with which he has been associated since April 1997. Prior thereto, he was the head of European Equity Dealing of Lambard Odier et Cie since prior to 1995.

  Nicholas D.P. Carn, Vice President, 42, is a Senior Vice President of ACMC, with which he has been associated since April 1997. Prior thereto, he was a Chief Investment Officer and Portfolio Manager at Draycott Partners.

  Paul J. Denoon, Vice President, 38, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  David Edgerly, Vice President, 57, is the General Manager of Alliance Capital Management (Turkey) Ltd., with which he has been associated since prior to 1995.

  Vicki Fuller, Vice President, 43, has been a Senior Vice President of ACMC since 1994. Previously she was Managing Director of High Yield Equitable Capital Management Corporation since prior to 1995.

  Gerald T. Malone, Vice President, 46, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Michael Mon, Vice President, 30, is a Vice President of ACMC, with which he has been associated since June 1999. Prior thereto he was a Portfolio Manager at Brundage, Stroy and Rose since 1998. Previously, he was employed as an Assistant Vice President at Mitchell Hutchins Asset Management since prior to 1995.

  Douglas J. Peebles, Vice President, 34, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Daniel G. Pine, Senior Vice President, 48, has been associated with Alliance since 1996. Previously, he was a Senior Vice President of Desai Capital Management since prior to 1995.

  Paul Rissman, Vice President, 43, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Tyler Smith, Vice President, 61, is a Senior Vice President of ACMC, with which he has been associated since prior to July 1995.

  Jean Van De Walle, Vice President, 41, has been Vice President of ACMC since prior to 1995.

  Edmund P. Bergan, Jr., Secretary, 50, is a Senior Vice President and the General Counsel of Alliance Fund Distributors, Inc. ("AFD") and Alliance Fund Services, Inc. ("AFS"), with which he has been associated since prior to 1995.

  Mark D. Gersten, Treasurer and Chief Financial Officer, 49, is a Senior Vice President of AFS and a Vice President of AFD, with which he has been associated since prior to 1995.

  Andrew L. Gangolf, Assistant Secretary, 46, is a Senior Vice President and Assistant General Counsel of AFD, with which he has been associated since prior to 1995.

  Domenick Pugliese, Assistant Secretary, 39, is a Senior Vice President and Assistant General Counsel of AFD, with which he has been associated since May 1995. Prior thereto, he was a Vice President and Counsel of Concord Holding Corporation since prior to 1995.

  Thomas R. Manley, Controller, 46, is a Vice President of ACMC, with which he has been associated since prior to 1995.

  The address of Messrs. Carifa, Harrison, Jantzen, Lyski, Papera, Aran, Anastos, Aronow, Baker, Bardong, Bloom, Breedon, Brody, Carn, DeNoon, Edgerly, Malone, Mon, Peebles, Pine, Rissman, Smith, Van De Walle, Bergan, Gangolf, and Pugliese and Messrs. Corbet, Yeager, and Fuller is c/o Alliance Capital Management, L.P., 1345 Avenue of the Americas, New York, New York 10105. The address of Messrs. Gersten and Manley is c/o Alliance Fund Distributors, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

  All of the officers of the Fund are employees of Alliance and officers of ACMC, the general partner of Alliance, or a wholly-owned subsidiary of Alliance. As of the Record Date, no officer or Directors of the Fund beneficially owned more than 1% of the outstanding equity securities of Alliance.

                                STOCK OWNERSHIP

  According to information filed with the Commission, the following persons were the beneficial owners of more than 5% of each Portfolio's outstanding common stock as of the Record Date.

                                                                     Percent of
                                                                       Common
                                                                     Stock Based
                                                                      on Shares
                                                          Amount of  Outstanding
                                                          Beneficial  as of the
Portfolio and Class  Name and Address of Beneficial Owner Ownership  Record Date
-------------------  ------------------------------------ ---------- -----------
Quasar Portfolio      AIG Life Insurance Company           6,127,357    33.59%
(Class A)             Attn: Ed Bacon
                      600 N. King Street
                      Wilmington, DE 19801-3722
                      Merrill Lynch Insurance Group        9,861,216    54.06%
                      Attn: Kelly Woods
                      4804 Deer Lake Drive East
                      Jacksonville, FL 32246-6484

Quasar Portfolio      GE Life and Annuity Assurance           16,471   100.00%
(Class B)             Company
                      6610 W. Broad Street
                      Richmond, VA 23230-1702

Premier Growth        Keyport Life Insurance               4,951,481     7.38%
Portfolio (Class A)   Attn: James Joseph
                      125 High Street
                      Boston, MA 02110-2704
                      AIG Life Insurance Company          16,781,380    25.03%
                      Attn: Ed Bacon
                      600 N. King Street
                      Wilmington, DE 19801-3722
                      Merrill Lynch Insurance Group       28,988,783    43.23%
                      Attn: Kelly Woods
                      4804 Deer Lake Drive East
                      Jacksonville, FL 32246-6484

Premier Growth        Travelers Life & Annuity             1,801,665    20.23%
Portfolio (Class B)   Company
                      Attn: Shareholder Accounting Dept.
                      1 Tower Square #6MS
                      Hartford, CT 06183-0001

                                                           Percent of
                                                             Common
                                                           Stock Based
                                                            on Shares
                                                Amount of  Outstanding
Portfolio                                       Beneficial  as of the
and Class  Name and Address of Beneficial Owner Ownership  Record Date
---------  ------------------------------------ ---------- -----------
            Pruco Life Insurance Company of
            Arizona (PLAZ)                        476,482      5.35%
            213 Washington Street
            7th Floor Separate Accounts
            Newark, NJ 07102-2917
            Allmerica Financial Life Insurance  2,062,199     23.16%
            and Annuity Company
            Allmerica Financial Sep Accts
            440 Lincoln Street
            Mailstop S-310
            Worcester, MA 01653-0001

                            REPORTS TO STOCKHOLDERS

  A Portfolio will furnish each person to whom this Proxy Statement is delivered with a copy of the Portfolio's latest annual or semi-annual report to stockholders upon request and without charge. To request a copy, please call Alliance Fund Services, Inc. at (800) 227-4618 or contact Reid Conway at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York,
New York 10105.

                                   By Order of the Board of Directors,

                                   Edmund P. Bergan, Jr.
                                    Secretary

New York, New York
November 3, 2000

TABLE OF CONTENTS                                                          PAGE
-------------------------------------------------------------------------------
Introduction.............................................................    1
Proposal One: Approval of a proposal to amend a fundamental policy to
  permit lending to the extent permitted by the 1940 Act.................    4
Proposal Two: Approval of a proposal to amend a fundamental policy to permit the Portfolio to purchase and sell financial forward and futures
  contracts and options thereon..........................................    6
Proposal Three: Approval of a proposal to amend the fundamental investment policy of the Portfolio relating to investments in U.S.
  companies..............................................................    8
Information as to the Fund's Principal Officers..........................   10
Stock Ownership..........................................................   13
Reports to Stockholders..................................................   14

                  Alliance Variable Products Series Fund, Inc.

--Quasar Portfolio
--Premier Growth Portfolio


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                        Alliance Capital Management L.P.
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NOTICE OF JOINT SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
DECEMBER 12, 2000